Exhibit 99.1

FOR IMMEDIATE RELEASE

Perini Corporation Announces Withdrawal of
Private Offering of Senior Notes

Framingham, MA – May 31, 2006 — Perini Corporation (NYSE:PCR) today announced the withdrawal of the private placement of $100 million of Senior Notes previously announced on May 22, 2006.

Ronald N. Tutor, Chairman and Chief Executive Officer, said “The decision to withdraw the offering was based on careful consideration of several factors, including the negative perception of the proposed issue by the equity market. The offering was intended to provide us with additional borrowing capacity and future assurance on favorable terms but was not necessary for our short-term requirements, and given our strong balance sheet and positive business outlook our decision to withdraw it at this time is not expected to have any impact on our ability to meet our future liquidity needs.”

Forward-Looking Statements

This announcement includes forward-looking statements, including Perini Corporation’s plans regarding the issuance of the Notes. Perini Corporation has based these forward-looking statements on its current expectations and projections about future events. Although Perini Corporation believes that its assumptions made in connection with the forward-looking statements are reasonable, no assurances can be given that its assumptions and expectations will prove to have been correct. These forward-looking statements are subject to various risks, uncertainties and assumptions. Among the factors affecting these statements are the market for alternative credit facilities, and our future liquidity needs. Perini Corporation undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. In light of these risks, uncertainties and assumptions, the forward-looking events discussed in this announcement might not occur.

Contact Information:

CCG Investor Relations
10960 Wilshire Boulevard
Suite 2050
Los Angeles, California 90024
(310) 231-8600 ext. 103
Crocker Coulson, President

Perini Corporation
73 Mount Wayte Ave.
Framingham, MA 01701
(508) 628-2295
Michael E. Ciskey, Vice President
  and Chief Financial Officer

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